News Release

FOR IMMEDIATE RELEASE

Contact:	Mason N. Carter, Chairman & CEO 973-575-1300, ext. 1202 mnc@merrimacind.com

Merrimac Reports Fourth Quarter and Fiscal Year 2005 Results

WEST CALDWELL, N.J., March 31, 2006: Merrimac Industries, Inc. (AMEX: MRM), a leader in the design and manufacture of RF Microwave components, subsystem assemblies and micro-multifunction modules (MMFM®), today announced results for the fourth quarter and fiscal year 2005.

Sales for the fourth quarter of 2005 were $7,002,000, a $784,000 or 10.1 percent decrease compared to fourth quarter 2004 sales of $7,786,000. The reduction in sales was due to lower orders from earlier in 2005 due to delays in expected satellite and defense programs. Gross profit for the fourth quarter was $2,662,000 or 38.0 percent of sales as compared to fourth quarter 2004 gross profit of $3,091,000 or 39.7 percent of sales.

Operating loss was $(147,000) for the fourth quarter of 2005, compared to operating income of $202,000 for the fourth quarter of 2004. Operating results for the fourth quarter of 2005 were lower due to a reduction of gross profit resulting from decreased sales, offset by slightly lower operating expenses. For the fourth quarter of 2004, operating income was reduced by $225,000 of employee incentive compensation and profit-sharing expense, which did not recur in 2005.

Net income for the fourth quarter of 2005 was $117,000 compared to net income of $209,000 for the fourth quarter of 2004. Net income was $.04 per diluted share for the fourth quarter of 2005 compared to net income of $.07 per diluted share for the fourth quarter of 2004. Net income for the fourth quarter of 2005 included a tax benefit of $250,000 or $.08 per share representing refundable Canadian provincial technology tax credits for which the Company has qualified. Net income for the fourth quarter of 2004 included a Canadian tax benefit of $143,000 or $.05 per share.

For fiscal year 2005, sales decreased 4.0 percent to $29,719,000, compared to sales of $30,949,000 for fiscal year 2004 as a result of lower orders during 2005 due to delays in expected satellite and defense programs. Gross profit for fiscal year 2005 was $12,214,000 or 41.1 percent of sales as compared to $12,910,000 or 41.7 percent of sales for fiscal year 2004.

Operating income for fiscal year 2005 totaled $742,000 as compared to operating income for fiscal year 2004 of $1,367,000. Operating results for 2005 were lower due to a reduction of gross profit resulting from decreased sales and the increase in research and development costs to support new Multi-Mix® products to be available in 2006. For fiscal year 2004, operating income was reduced by $225,000 of employee incentive compensation and profit-sharing expense, which did not recur in 2005.

Net income for 2005 was $761,000 or $.24 per diluted share compared to $1,198,000 or $.38 per diluted share for 2004. As noted before, net income for 2005 included a tax benefit of $250,000 or $.08 per share related to refundable Canadian provincial technology tax credits, while net income for 2004 included a Canadian tax benefit of $218,000 or $.07 per share.

The backlog at year-end 2005 was $13.1 million, an increase of $194,000 or approximately 1.5 percent compared to the backlog of $12.9 million at year-end 2004. Orders received during the fourth quarter of 2005 totaled $8.4 million and were approximately 20 percent above fourth quarter 2005 sales. Orders received for fiscal year 2005 totaled $29.9 million and were slightly above fiscal year 2005 sales.

Chairman and CEO Mason N. Carter commented, "Other 2005 financial results reflecting consistent performance include:

•	Cash of $5.6 million (includes $1.5 million of restricted cash) exceeds the total of current and long-term debt of $3.0 million.

•	Net debt repayments of $ .7 million.

•	Working capital of $9.8 million and current ratio of 3.2 to 1.

•	Research and development costs increased $209,000 for 2005 to support new Multi-Mix® products expected to be available in 2006.

•	Orders received of $29.9 million.

•	Book-to-bill ratio of 1 to 1.

•	Gross profit for the year was over 41 percent.

Mr. Carter further commented, " Building upon our component business and the key attributes and synergies of its Multi-Mix® component portfolio, Merrimac has leveraged the advanced capabilities of its Multi-Mix® Microtechnology to develop industry's first high power integrated platform solution, enabling the Company to gain market traction and establish significant relationships with major wireless infrastructure OEMs and RF Microwave power semiconductor manufacturers. The following is an overview of Merrimac progress:

Multi-Mix® High Power Components

As 3G and 4G wireless networks evolve, base station OEMs face an ever-increasing need for more efficient, compact and low cost RF subsystems. These challenges provide opportunities for new Multi-Mix® component solutions for a wide range of RF subsystem applications.

•	Increased Multi-Mix® production shipments to China for use in high power base station amplifiers.

•	Custom designed high power Multi-Mix® components were delivered for a Homeland Security and Public Safety integrated communications system to assist in future civil and governmental inter-departmental communications. This program offers a substantial future growth opportunity for Multi-Mix®.

•	Increases in Multi-Mix PICO® orders for WiMAX customer premise equipment (CPE), offering size and cost advantages. WiMAX is another growth area for Multi-Mix®. WiMAX provides wireless access technology for "last mile" broadband services for the home, such as high-speed Internet and video on demand.

•	Custom designed and delivered several high power Multi-Mix® parts for Joint Tactical Radio System (JTRS) customer.

•	Shipped Multi-Mix® standard products for DD(X) Advanced Radar System as the United States Government upgrades its shipboard radar systems.

Multi-Mix® Modules

"Merrimac's advanced high power integration technology is further exploited, offering wireless infrastructure OEMs new opportunities for size, weight, and cost reduction of base station power amplifiers. Multi-Mix® Resource Module, a patent pending advanced high power integrated platform technology replaces a wide range of expensive complex RF circuitry, dramatically reducing size, weight and cost while at the same time improving reliability and peak power handling.

•	Received a Notice Of Allowance for our proprietary and versatile Multi-Mix® Resource Module (Patent Pending) as the foundation for building compact high power amplifier modules, phased array radar transmitter elements, phase shifters, attenuators, mixers, modulators and high power pin diode switches.

•	Received Multi-Mix® patent for the "Method of Making Microwave Multifunction Modules Using Fluoropolymer Composite Substrates" from the People's Republic of China. This patent enhances our competitive position for establishing significant partnerships with major base station OEMs in China, enabling Merrimac to participate with its advanced integrated high power amplifier technology in a growing number of base station configurations.

Subsystem Integration

"Upgrades to existing military systems require more functionality and advanced capabilities in smaller and lightweight equipment. Multi-Mix® Microtechnology provides leverage to a host of military systems where size, weight and performance requirements are mission critical. Ongoing collaborative efforts with our key account customers ensure the best tradeoffs in size, cost, performance and power for their systems, while utilizing advanced integration capabilities of Multi-Mix® Microtechnology.

•	Co-designed an integrated Multi-Mix® subsystem with one of our satellite customers to meet the increased functionality and size requirements by integrating a subsystem that will allow 30-50% system size reduction while achieving the increased functionality requirement.

•	Shipped integrated assemblies for GPS satellite applications. Current and future generation GPS applications offer growth opportunities as the need for more enhanced GPS functionality continues to expand.

•	Delivered multiple Multi-Mix® phase detector subsystems for a military satellite customer to meet the future National Defense requirements of the U.S.A. Armed Services.

•	Currently, we are discussing upgrades to shipboard radar systems and next generation naval radar systems with our key account customer utilizing Multi-Mix® as a Total Integrated Platform Technology Solution in meeting their performance and size requirements while remaining well within their cost objectives.

•	Received a combined total of $1.2 million from a commercial satellite key account for two different satellite builds.

•	We are completing shipments for satellite radio, ICO and Terrastar satellite orders. More satellites are planned to support the growing demand for satellite radio services.

Merrimac has a solid foundation for future growth in components, modules and subsystems by providing Multi-Mix® Total Integrated Platform Solutions, incorporating strong value propositions."

Investors are invited to participate in the financial results conference call on Friday, March 31, 2006 at 4:15 p.m. (Eastern) by dialing 1-800-310-1961 (for International callers: 1-719-457-2692) ten minutes prior to the scheduled start time, and reference the Merrimac Industries fourth quarter 2005 conference call. For those unable to participate, a replay will be available for seven days by dialing 1-888-203-1112, or 1-719-457-0820 for international callers, passcode number 5584294.

This conference call will also be broadcast live over the Internet by logging on to the web at this address:
            http://www.videonewswire.com/event.asp?id=33075

If you are unable to participate during the live webcast, a link to the archived webcast will be posted on the Merrimac Industries, Inc. website http://www.merrimacind.com .

About Merrimac

Merrimac Industries, Inc. is a leader in the design and manufacture of RF Microwave signal processing components, subsystem assemblies, and Multi-Mix® micro-multifunction modules (MMFM®), for the worldwide Defense, Satellite Communications (Satcom), Commercial Wireless and Homeland Security market segments. Merrimac is focused on providing Total Integrated Packaging Solutions® with Multi-Mix® Microtechnology, a leading edge competency providing value to our customers through miniaturization and integration. Multi-Mix® MMFM® provides a patented and novel packaging technology that employs a platform modular architecture strategy that incorporates embedded semiconductor devices, MMICs, etched resistors, passive circuit elements and plated-through via holes to form a three-dimensional integrated module applicable to High Power, High Frequency and High Performance mission-critical applications. Merrimac Industries facilities are registered under ISO 9001:2000, an internationally developed set of quality criteria for manufacturing operations.

Merrimac Industries, Inc. has facilities located in West Caldwell, NJ, San Jose, Costa Rica and Ottawa, Ontario, Canada, and has approximately 240 co-workers dedicated to the design and manufacture of signal processing components, gold plating of high-frequency microstrip, bonded stripline and thick metal-backed Teflon (PTFE) micro-circuitry and subsystems providing Total Integrated Packaging Solutions® for wireless applications. Merrimac (MRM) is listed on the American Stock Exchange. Multi-Mix®, Multi-Mix PICO®, MMFM® and Total Integrated Packaging Solutions® are trademarks of Merrimac Industries, Inc. For more information about Merrimac Industries, Inc. and its Canadian subsidiary Filtran Microcircuits Inc., please visit http://www.merrimacind.com and http://www.filtranmicro.com.

This press release contains statements relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: risks associated with demand for and market acceptance of existing and newly developed products as to which the Company has made significant investments, particularly its Multi-Mix® products; the possibilities of impairment charges to the carrying value of our Multi-Mix® assets, thereby resulting in charges to our earnings; slower than anticipated penetration into the satellite communications, defense and wireless markets; failure of our Original Equipment Manufacturer, or OEM, customers to successfully incorporate our products into their systems; changes in product mix resulting in unexpected engineering and research and development costs; delays and increased costs in product development, engineering and production; reliance on a small number of significant customers; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our or our OEM customers' new or enhanced products; general economic and industry conditions; the risk that the benefits expected from the Company's acquisition of Filtran Microcircuits Inc. are not realized; the ability to protect proprietary information and technology; competitive products and pricing pressures; our ability and the ability of our OEM customers to keep pace with the rapid technological changes and short product life cycles in our industry and gain market acceptance for new products and technologies; foreign currency fluctuations between the U.S. and Canadian dollars; risks relating to governmental regulatory actions in communications and defense programs; and inventory risks due to technological innovation and product obsolescence, as well as other risks and uncertainties as are detailed from time to time in the Company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Merrimac Industries, Inc.
Summary of Consolidated Statements of Operations

	Quarter Ended (Unaudited)
	December 31, 2005	January 1, 2005
Net sales	$7,002,000	$7,786,000
Gross profit	2,662,000	3,091,000
Selling, general and administrative expenses	2,415,000	2,493,000
Research and development	394,000	396,000
Operating income (loss)	(147,000)	202,000
Interest and other expense, net	(41,000)	(59,000)
Income (loss) before income taxes	(188,000)	143,000
Benefit for income taxes	(305,000)	(66,000)
Net income	117,000	209,000

Net income per common share – basic and diluted	$.04	$.07

Weighted average number of shares outstanding – basic	3,146,000	3,133,000
Weighted average number of shares outstanding – diluted	3,180,000	3,171,000

	Year Ended
	December 31, 2005	January 1, 2005
Net sales	$29,719,000	$30,949,000
Gross profit	12,214,000	12,910,000
Selling, general and administrative expenses	9,540,000	9,820,000
Research and development	1,932,000	1,723,000
Operating income	742,000	1,367,000
Interest and other expense, net	(218,000)	((265,000)
Loss on disposition of assets	(43,000)	−
Income before income taxes	481,000	1,102,000
Benefit for income taxes	(280,000)	(96,000)
Net income	761,000	1,198,000

Net income per common share – basic	$.24	$.38
Net income per common share – diluted	$.24	$.38
Weighted average number of shares outstanding – basic	3,142,000	3,127,000
Weighted average number of shares outstanding – diluted	3,177,000	3,154,000

Merrimac Industries, Inc.
Condensed Consolidated Balance Sheets

	December 31, 2005	January 1, 2005
ASSETS
Current assets:
Cash and cash equivalents	$4,081,000	$2,166,000
Income tax refunds receivable	418,000	98,000
Accounts receivable	5,310,000	6,473,000
Inventories	3,710,000	2,931,000
Other current assets	693,000	583,000
Deferred tax assets	140,000	676,000
Total current assets	14,352,000	12,927,000
Property, plant and equipment, net	13,973,000	15,584,000
Restricted cash	1,500,000	1,500,000
Other assets	614,000	747,000
Deferred tax assets	482,000	439,000
Goodwill	3,501,000	3,378,000
Total Assets	$34,422,000	$34,575,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Current portion of long-term debt	$908,000	$905,000
Other current liabilities	3,590,000	3,558,000
Total current liabilities	4,498,000	4,463,000
Long-term debt, net of current portion	2,071,000	2,778,000
Deferred liabilities	23,000	88,000
Deferred tax liabilities	140,000	648,000
Total liabilities	6,732,000	7,977,000
Stockholders' equity	27,690,000	26,598,000
Total Liabilities and Stockholders' Equity	$34,422,000	$34,575,000